EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


Name                            Jurisdiction of Incorporation

Investors Trust Company............Pennsylvania

National Penn Bank.................United States of America

National Penn Investment
  Company..........................Delaware

National Penn Life Insurance
  Company..........................Arizona